Exhibit 31.1

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION

I, Harvey S. Kanter, certify that:

1. I have reviewed this Annual Report on Form 10-K/A of Destination XL Group, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	May 31, 2022	By:	/s/ Harvey S. Kanter
Harvey S. Kanter
President and Chief Executive Officer